UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 20, 2011

Date of Report

(Date of earliest event reported)

Novell, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13351	87-0393339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

404 Wyman Street, Suite 500

Waltham, MA 02451

(Address of principal executive offices, including zip code)

(781) 464-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement Amendment

As previously publicly disclosed, Novell, Inc., a Delaware corporation (the “Company”), is party to an Agreement and Plan of Merger, dated as of November 21, 2010 (the “Merger Agreement”), by and among the Company, Attachmate Corporation (“Attachmate”) and Longview Software Acquisition Corp. (“Merger Sub”).

On April 20, 2011, the Company, Attachmate and Merger Sub entered into an amendment of the Merger Agreement (the “Amendment”). The Amendment revises the treatment of common stock of Merger Sub at the effective time of the merger to provide that each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time would be converted into 98 shares of voting common stock and two shares of non-voting common stock of the Company. Prior to the Amendment, the Merger Agreement provided that each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time would be converted into only non-voting stock. The Amendment does not affect the consideration to be received by Novell stockholders in the merger.

The merger remains subject to the satisfaction or waiver of the closing conditions as set forth in the Merger Agreement, as amended.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Patent Purchase Agreement Amendment

The Company is also party to a Patent Purchase Agreement, dated as of November 21, 2010 (the “Patent Purchase Agreement”), with CPTN Holdings LLC (“CPTN”), a consortium of technology companies organized by Microsoft Corporation (“Microsoft”).

The Company previously reported that, on March 4, 2011, each of the Company and CPTN certified as to its substantial compliance with the second request for information from the Antitrust Division of the United States Department of Justice (the “DOJ”) and that each of the Company and CPTN had agreed to provide the DOJ with additional time to review the patent sale and not to close the patent sale prior to April 12, 2011. The timing agreement expired on April 12, 2011 without action from the DOJ to enjoin the sale.

In connection with discussions with the DOJ and to facilitate its review, the consortium agreed to certain undertakings with respect to the patents and patent applications that would be acquired pursuant to the Patent Purchase Agreement. On April 20, 2011, the Company and CPTN entered into an amendment to the Patent Purchase Agreement to memorialize those undertakings. The amendment, among other things, clarifies certain encumbrances, if any, to which the patents and patent applications to be acquired would be subject after the closing of the sale, if any, and reflects the consortium’s agreement not to make any statement or take any action with the purpose of influencing or encouraging either the Company or Attachmate to exercise a ‘Limitation Election’ under the Company’s Open Invention Network license. The patent sale remains subject to the satisfaction or waiver of the closing conditions as set forth in the Patent Purchase Agreement, as amended.

The Company and Microsoft are parties to a Business Collaboration Agreement, a Technical Collaboration Agreement and a Patent Cooperation Agreement that collectively were designed to build, market and support a series of new solutions to enhance the interoperability of the Company’s products with Microsoft’s products.

Item 8.01	Other Events.

Patent Sale Regulatory Matters

As previously publicly disclosed, one of the conditions to closing of the patent sale to CPTN was the expiration of the applicable waiting period under the German Act against Restraints of Competition in the version of 15 July 2005, as amended. On April 20, 2011, the German Federal Cartel Office granted clearance to the consummation of the patent sale.

Scheduled Closing of the Merger and the Patent Sale

On April 20, 2011, each of the Company, Attachmate and Merger Sub, on the one hand, and the Company and CPTN, on the other hand, agreed to schedule the closing for the merger and the patent sale, respectively, for April 27, 2011. The April 27, 2011 closing date is subject to rescheduling if the conditions to closing have not been satisfied as of April 27, 2011 to the next business day when the conditions to closing (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived. The scheduled April 27, 2011 closing date was selected, among other things, to permit Attachmate to meet certain notice obligations with respect to the re-financing of its existing indebtedness in connection with the merger, taking into account bank holidays over the next week, to ensure that all necessary documentation is finalized.

In addition, the Company and each of Attachmate and Merger Sub, on the one hand, and the Company and CPTN, on the other hand, waived any rights to terminate the Merger Agreement and the Patent Purchase Agreement, respectively, during the interim period from April 20, 2011 to and including April 27, 2011 due to the fact that the merger or the patent sale, as the case may be, had not closed by April 20, 2011.

Also on April 20, 2011, Attachmate notified the Company that it has extended the term of its debt commitment letter with respect to the debt financing contemplated by the Merger Agreement until June 20, 2011 in the event the closing should occur after the scheduled April 27, 2011 date. As a result of the extension, the Merger Agreement and the Patent Purchase Agreement each continue in effect with the April 20, 2011 end date automatically extended until June 20, 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Amendment to Agreement and Plan of Merger, effective as of April 20, 2011, by and among Novell, Inc., Attachmate Corporation and Longview Software Acquisition Corp.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the Merger Agreement or the Patent Purchase Agreement may be terminated, including, without limitation, with respect to the merger in circumstances that require the Company to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; and (v) the effect of the announcement of the merger or the patent sale on the Company’s business relationships (including, without limitation, partners and customers), operating results and business generally. Additional risk factors that may affect future results are contained in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website at http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by the Company. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.

Date: April 21, 2011	By:	/s/ Dana C. Russell
Dana C. Russell
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment to Agreement and Plan of Merger, effective as of April 20, 2011, by and among Novell, Inc., Attachmate Corporation and Longview Software Acquisition Corp.